SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

Coastal Banking Company, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-86371	57-1076099
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina 29902
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (843) 522-1228

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Required FD Disclosure

        On May 18, 2004, Coastal Banking Company, Inc. issued $3.0 million floating rate trust preferred securities. The initial pricing of the transaction calls for a floating rate coupon beginning at 4.01%. The rate is determined quarterly.

        The company will use the net proceeds for general corporate purposes primarily to provide capital to its wholly–owned subsidiary, Lowcountry National Bank.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC. By: /s/ Randolph C. Kohn Name: Randolph C. Kohn Title: Chief Executive Officer

Dated: June 8, 2004